LAWTER INTERNATIONAL, INC.
        990 Skokie Boulevard
        Northbrook, IL  60062

        As of December 6, 1995

The Prudential Insurance Company
  of America ("Prudential")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential the "Purchasers")

c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, IL  60601-6716

Ladies and Gentlemen:

        The undersigned, Lawter International, Inc. (herein called the "Company"), hereby agrees with you as follows:

        1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of $125,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than fifteen years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A attached hereto. The terms "Note" and "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

        2A.     Intentionally Omitted.

        2B.     PURCHASE AND SALE OF NOTES.

        2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "Facility". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant t o this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE
 NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

        2B(2). Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

        2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and shall not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Notes covered thereby, (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the aggregate purchase price of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify the Designated Spread for such Notes and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

        2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

        2B(5). Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window "), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within five Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

        2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption o f trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall be deemed to have then expired, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company in writing that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance, certifying the reason for such ineffectiveness.

        2B(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, IL 60601-6716, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit t o the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

        2B(8).  Fees.

        2B(8)(i).   Facility Fee.  In consideration for the time, effort and
expense involved in the preparation, negotiation and execution of this Agreement, on each of the first and second anniversaries of the date of this Agreement, the Company will pay to Prudential in immediately available funds a fee in the amount of $25,000 (such amounts referred to individually as a "Facility Fee Installment" and collectively as the "Facility Fee"). The amount of the Facility Fee Installments shall be reduced (by application in the order in which they become due), on a dollar for dollar basis, if and to the extent that one or more Issuance Fees have been paid by the Company pursuant to paragraph 2B(8)(ii). Except as provided in the balance of this paragraph 2B(8)(i), the Company shall not be obligated to pay the Facility Fee if the Issuance Period is terminated pursuant to clause (ii) of paragraph 2B(2). If during the twelve month period immediately preceding the date on which a Facility Fee Installment is due the Issuance Period terminates as a result of a Designated Termination, a Reduced Facility Fee Installment shall be due on such due date. If the Issuance Period is terminated as a result of a Designated Termination and the last d ay of the Issuance Period occurs prior to the first anniversary of the date of this Agreement, in no event shall the Reduced Facility Fee Installment scheduled for the second anniversary of the date of this Agreement be due or owing.

        2B(8)(ii).   Issuance Fee.  The Company will pay to Prudential in
immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day. No Issuance Fee shall be due at any time after the aggregate amount of the Issuance Fees and Facility Fee paid by the Company under this Agreement equals $50,000.

        2B(8)(iii).   Delayed Delivery Fee.  If the closing of the purchase and
sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will (unless the Company has satisfied all applicable conditions of closing set forth in clauses (i) through (iv) of paragraph 3A, paragraph 3C and paragraph 3E) pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:


        (BEY - MMY) X DTS/365 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery

Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).


        2B(8)(iv).   Cancellation Fee.  If the Company at any time notifies
Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay to Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

        PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data selected by Prudential and reasonably acceptable to the Company). Each price s hall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

        3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

        3A.     Certain Documents.  Such Purchaser shall have received the following, each dated the date of the applicable Closing Day (if so indicated below, such condition need be satisfied only on the Initial Closing Day):

                (i)     The Note(s) to be purchased by such Purchaser.

                (ii) On the Initial Closing Day, certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes. On each Closing Day after the Initial Closing Day, such Purchaser shall receive certification that the foregoing resolutions remain in full force and effect.

                (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                (iv) On the Initial Closing Day, certified copies of the Certificate of Incorporation and By-laws of the Company. On each Closing Day after the Initial Closing Day, such Purchaser shall receive either (a) certification that the foregoing Certificate of Incorporation and By-laws have not been amended or otherwise modified and that such instruments remain in full force and effect or (b) if such instruments have been amended or otherwise modified subsequent to the Initial Closing Date, certified copies of the Certificate of Incorporation and By-laws as then in effect.

                (v) A favorable opinion of Bell Boyd & Lloyd, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                (vi) A long-form good standing certificate (a short-form good standing certificate shall be deemed sufficient for purposes of this paragraph 3A(vi) on each Closing Day after the Initial Closing Day) for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

                (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

        3B.     Opinion of Purchaser's Special Counsel.  Such Purchaser shall have received from James F. Evert, Assistant General Counsel of Prudential, or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

        3C.     Representations and Warranties; No Default.  The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default (assuming for purposes hereof, if no Notes are then outstanding, that Notes have been issued and are outstanding); and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

        3D.     Purchase Permitted by Applicable Laws.  The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds from the sale of such Notes by the Comp any) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

        3E. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

        4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by t he Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment referenced in paragraph 4A.

        4A.     Required Prepayments of Notes.  Each Series of Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of a Series of Notes pursuant to paragraph 4B the principal amount of each required prepayment (if any) of such Series of Notes becoming due under this paragraph 4A on and after the date of such prepayment, and the payment due at maturity of such Series of Notes, shall be reduced in the same proportion as the aggregate unpaid principal amount of such Series of Notes is reduced as a result of such prepayment. No Yield-Maintenance Amount or premium shall be payable in connection with any required prepayment made pursuant to this paragraph 4A.

        4B.     Optional Prepayment With Yield-Maintenance Amount.  The Notes of
each Series shall be subject to prepayment, in whole at any time or in part from time to time (in integral multiples of $500,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note.

        4C.     Notice of Optional Prepayment.  The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date.

        4D.     Application of Prepayments.  In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

        4E.     Retirement of Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

        5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

        5A.     Financial Statements; Notice of Defaults.  The Company covenants that it will deliver to each Significant Holder in triplicate:

        as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company an d its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified to by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);


                (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the

Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and form and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

                (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (if any) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                (iv) promptly upon receipt thereof, a copy of each other report (exclusive of the "management letter" delivered in connection with any audit) submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company; and

                (v) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder a certificate from an Authorized Officer of the Company having knowledge of the Company's financial matter s (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B(1), 6B(2), 6B(4) and 6B(5), (b) identifying the sixty consecutive day period referenced in clause (v) of the definition of Funded Debt and, if applicable, the maximum amount of Current Debt referenced therein and (c) stating that, to the best knowledge of such officer, there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

        The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence t hereof and what action the Company proposes to take with respect thereto.

        5B.     Inspection of Property.  The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with any Responsible Officer of the Company and its independent public accountants, all upon reasonable prior notice and during regular business hours and as often as such Significant Holder may reasonably request. By this provision the Company authorizes its accountants to have discussions with any Significant Holder contemplated by this paragraph 5B so long as a Responsible Officer is permitted to attend.

        5C.     Covenant to Secure Notes Equally.  The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1)(unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph
11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

        5D.     Maintenance of Insurance.  The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses. Together with each delivery of financial statements under paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.
 Notwithstanding the foregoing, nothing contained in this paragraph 5D shall prevent the Company or any Subsidiary from maintaining a self-insurance program if and to the extent it is consistent with sound business practice for companies of similar size engaged in similar business activities.

        5E. Compliance with Environmental Laws. The Company covenants that it will, and will cause each of the Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Laws, except where noncompliance would not materially and adversely affect the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

        6. NEGATIVE COVENANTS. At all times during which any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

        6A.     Fixed Charge Coverage.  The Company will not permit the ratio of
(i) Operating Cash Flow to (ii) Fixed Charges, in each case for the four consecutive fiscal quarter period ended at the end of any fiscal quarter, to be less than 2.50 t o 1.00.

        6B.     Lien, Debt and Other Restrictions.  The Company will not and will not permit any Subsidiary to:

        6B(1). Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except:

                (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Debt and which do not in the aggregate materially impair the use of its property or assets in the operation of its business,

                (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Non-Dilutive Subsidiary,

                (iv) Liens existing on the date hereof securing Debt existing on the date hereof, in each case as described on
                        Schedule 6B(1) , and

                (v) other Liens securing Debt (including Liens securing Capitalized Lease Obligations),

provided that Priority Debt shall at no time exceed 25% of Consolidated Capitalization;

        6B(2). Debt. Create, incur, assume or suffer to exist any Debt, except:

                (i) Debt of any Subsidiary to the Company or a Non-Dilutive Subsidiary,

                (ii)    Debt evidenced by the Notes, and

                (iii) additional Debt of the Company and of Subsidiaries (including Debt outstanding on the date hereof),

provided that (i) the Funded Debt Ratio shall not exceed .50 to 1.00 at any time and (ii) Priority Debt shall at no time exceed 25% of Consolidated Capitalization;

        6B(3). Merger and Consolidation. Merge or consolidate with or into any other Person, except that:

                (i) any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,

                (ii) any Subsidiary may merge or consolidate with or into a Non-Dilutive Subsidiary, provided that the Non-Dilutive Subsidiary is the continuing or surviving corporation,

                (iii) the Company may merge or consolidate with any other solvent corporation, provided that (a) the Company shall be the continuing or surviving corporation or (b) if the continuing or surviving corporation is not the Company, such continuing or surviving corporation is organized under the laws of the District of Columbia, any state of the United States of America, Japan or any country which is a member of the European Community (or any successor organization or association) a nd has expressly assumed in writing the obligations of the Company under this Agreement and the Notes (which assumption shall be pursuant to an agreement in the form attached hereto as Exhibit E) and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably satisfactory to the Required Holders of the Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof (which opinion may be subject to bankruptcy and other customary exceptions), and (c) no Default or Event of Default exists or would exist immediately after giving effect to such merger or consolidation, and

                (iv) the Company may sell or otherwise dispose of all or substantially all of its assets (other than stock and Debt of Subsidiaries, which may only be sold or otherwise disposed of pursuant to paragraph 6B(4)) to any Person for consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (a) the acquiring Person is organized under the laws of the District of Columbia , any state of the United States of America, Japan or any country which is a member off the European Community (or any successor organization or association) and has expressly assumed in writing the obligations of the Company under this Agreement and the Notes (which assumption shall be pursuant to an agreement in the form attached hereto as Exhibit E) and the Company shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably satisfactory to the Required Holders of the Notes, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof (which opinion may be subject to bankruptcy and other customary except ions), and (b) no Default or Event of Default exists or would exist immediately after giving effect to such sale or disposition;

        6B(4). Sale of Stock and Debt of Subsidiaries. Transfer any shares of stock or Debt of any Subsidiary, except that (i) such shares of stock or Debt may be Transferred to the Company or a Non-Dilutive Subsidiary, (ii) such shares of stock ma y be Transferred to the extent such Subsidiary will continue to be a Subsidiary thereafter and such Transfer is treated as a pro rata Transfer of assets of such Subsidiary and is permitted by clause (v) of paragraph 6B(5) or
(iii) all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that in the case of the foregoing clause (iii),
(a) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by clause (v) of paragraph 6 B(5) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by t he Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4));

        6B(5).  Transfer of Assets.     Transfer any of its assets, except as
provided in clause (iv) of paragraph 6B(3) and except that:

                (i) any Subsidiary may Transfer assets to the Company or a Non-Dilutive Subsidiary,

                (ii) the Company or any Subsidiary may sell inventory in the ordinary course of business,

                (iii) the Company may Transfer shares of capital stock of Hach Company owned by it as of June 30, 1995, as well as any shares received after such date as stock dividends with respect to the shares of capital stock owned on such date ,

                (iv) the Company and Subsidiaries may Transfer Designated Investments so long as at the time of Transfer Designated Investments, together with any capital stock described in clause (iii) above, do not constitute 50% or more of Consolidated Capitalization, and

                (v) the Company or any Subsidiary may otherwise Transfer assets (other than Designated Investments), so long as after giving effect thereto (a) the Annual Percentage of Earnings Capacity Transferred pursuant to this clause (v) and paragraph 6B(4) shall not exceed 10%, (b) the Annual Percentage of Total Assets Transferred pursuant to this clause (v) and paragraph 6B(4) shall not exceed 10% and (c) no Default or Event of Default would exist, provided that, for purposes of the foregoing calculations, there shall be excepted any Transfer to the extent the proceeds of which were or are applied to the prepayment of unsecured senior debt of the Company within 30 days after the date of Transfer, provided further that no Transfer of assets may be made pursuant to the exception set forth in the immediately preceding proviso unless no Default or Event of

 Default exists on the date of such Transfer, or would exist after giving effect to such Transfer and prepayment; or

        6B(6). Affiliate Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate of the Company, unless such transaction is demonstrably no less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis.

        6C.     Line of Business.  The Company covenants that it will not permit more than 50% of the book value of the consolidated assets of the Company and Subsidiaries to at any time be devoted to any business or activity other than the specialty chemical businesses engaged in by the Company and Subsidiaries on the date of this Agreement and related specialty chemical businesses. For purposes of this paragraph 6C, the following assets shall be deemed to be devoted to specialty chemical businesses engaged in by the Company on the date of this Agreement: (i) cash and cash equivalents and (ii) capital stock of Hach Company and any other corporation which is engaged in the specialty chemical businesses engaged in by the Company and Subsidiaries on the date of this Agreement or related specialty chemical businesses.

        7.      EVENTS OF DEFAULT.

        7A.     Events of Default; Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law o r otherwise):

                (i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

                (iii) the Company or any Subsidiary defaults (whether as primary obligoror as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, an y obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf o f such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                (v) the Company fails to perform or observe any agreement contained in paragraph 6 (other than paragraph 6B(6); or

                (vi) the Company fails to perform or observe any other agreement, term or condition contained herein (including paragraph 6B(6)) and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days after the entry thereof; or

                (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

                (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xiii) one or more final judgments in an aggregate amount in excess of $5,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $5,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Note s held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which a re hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due an d payable together with interest accrued thereon and, to the extent not prohibited by applicable law, together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes may at its or their option during the continuance of such Event of Default, by notice in writing to the Comp any, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

        7B.     Rescission of Acceleration.  At any time after any or all of the
Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the

Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

        7C.     Notice of Acceleration or Rescission.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

        7D.     Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

        8A.     Organization.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Material Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Material Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

        8B.     Financial Statements.  The Company has furnished each Purchaser of any Accepted Notes with the following financial statements, identified as such by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Arthur Andersen LLP and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are correct and complete in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, except as may be otherwise noted therein. The balance sheets fairly present the financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

        8C.     Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations o f the Company and its Subsidiaries taken as a whole.

        8D.     Outstanding Debt; No Defaults.  Neither the Company nor any of
 its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). No Default or Event of Default exists under the Agreement (assuming for purposes hereof, if no Notes are outstanding, that Notes have been issued and are outstanding).

        8E.     Title to Properties.  The Company has and each of its Material
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective proper ties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). Each of the Subsidiaries of the Company which is not a Material Subsidiary has good and indefeasible title to its respective material real properties (other than properties which it leases) and good title to all of its other respective material properties and assets, including the material properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1).

All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Material Subsidiaries are valid and subsisting and are in full force and effect.

        8F.     Taxes.  The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has pa id all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

        8G.     Conflicting Agreements and Other Matters.  Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

        8H.     Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

        8I. Use of Proceeds; Regulation G, etc. Neither the Company nor any of its Subsidiaries, directly or indirectly, will take or permit to be taken any action, or use the proceeds of the issue and sale of any Notes in a manner which would result in the issue and sale of any Notes or the carrying out of any of the transactions contemplated hereby, being violative of Regulations G or T (12 C.F.R., Chapter II), any other regulation of the Board of Governors of the Federal Reserve System o r the Exchange Act.

        8J.     ERISA.  No accumulated funding deficiency (as defined in section
 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries take n as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

        8K.     Governmental Consent.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

        8L.     Environmental Compliance.  The Company and its Subsidiaries and
all of their respective properties and facilities have complied at all times and in all respects with all Environmental laws except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

        8M.     Regulatory Status.  Neither the Company nor any Subsidiary is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

        8N.     Disclosure.  Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and which has not been disclosed to such Purchaser in writing.

        8O.     Hostile Tender Offers.  None of the proceeds of the sale of any
Notes will be used to finance a Hostile Tender Offer.

        9.      REPRESENTATIONS OF THE PURCHASERS.

        Each Purchaser represents as follows:

        9A.     Nature of Purchase.  Such Purchaser (i) is an institutional investor and is acquiring the Notes to be purchased by it hereunder for the purpose of investment and not with a view to or for distribution of any thereof, provided that the disposition of such Purchaser's property shall at all times be and remain within its control, (ii) understands that the Notes have not been registered under the Securities Act or any foreign law or any other securities law and, therefore, cannot be sold or otherwise transferred unless they are registered under the Securities Act or unless an exemption from such registration is available and (iii) has been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

        9B.     Source of Funds.  One or both of the following two
representations is true with respect to such Purchaser:

        (i) Such Purchaser is an "insurance company" and the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitute assets of the Purchaser's "insurance company general account" (as both such terms are defined in Section V of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE" 95-60), the Purchaser has disclosed to the Company the names of all employee benefit plans having an interest as contractholder in such insurance company general account as to which the amount of the reserves for the contract(s) held by or on behalf of such plan (determined under Section 807(d) of the Code) exceed 10% of the total of all liabilities of the genera l account or are expected to exceed 10% of the total of all liabilities of the general account as of the date of such purchase, and, as of the date of the purchaser, such Purchaser satisfies all of the applicable requirements for relief under Section IV of PTCE 95-60.

        (ii) The funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitute assets of one or more separate accounts maintained by it, and it has disclosed to the Company the names of all employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such separate account or accounts as of the date of such purchase, and the Purchase r will comply with the record keeping requirements of Section III of PTCE 90-1 or any successor thereto.

For the purpose of this paragraph 9B, all employee benefit plans maintained by the same employer (or, for purposes of clause (i), by an employer and any affiliates of such employer as defined in Section V(A) of PTCE 95-60), or by the same employee organization, are deemed to be a single plan. As used in this paragraph 9B, the terms "separate account", employee benefit plan", "employer", and "employee organization" shall have the respective meanings set forth in
Section 3 of ERISA.

        10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

        10A.    Yield-Maintenance Terms.

        "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

        "Designated Spread" shall mean 0% in the case of each Note of any Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

        "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual bas is) equal to the Reinvestment Yield with respect to such Called Principal.

        "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

        "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Call ed Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

        "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

        "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

        10B.    Other Terms.

        "Acceptance" shall have the meaning specified in paragraph 2B(5).

        "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

        "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

        "Accepted Note" shall have the meaning specified in paragraph 2B(5).

        "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" shall have the meaning specified in paragraph 11C.

        "Annual Percentage of Assets Transferred" shall mean, with respect to any four consecutive fiscal quarter period of the Company, the sum of the Percentages of Assets Transferred for each asset of the Company and Subsidiaries which is Transfer red pursuant to clause (v) of paragraph 6B(5) during such period.

        "Annual Percentage of Earnings Capacity Transferred" shall mean, with respect to any four consecutive fiscal quarter period of the Company, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and its Subsidiaries that is Transferred pursuant to clause (v) of paragraph 6B(5) during such period.

        "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

        "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

        "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

        "Business Day" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City or Chicago, Illinois, are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only , a day on which The Prudential Insurance Company of America is not open for business.

        "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iv).

        "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

        "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof account ed for as indebtedness (net of interest expenses) in accordance with such principles.

        "Closing Day" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that
 (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

        "Consolidated Capitalization" shall mean, as of any time of determination thereof, the sum of (i) Consolidated Net Worth and (ii) Consolidated Funded Debt.

        "Consolidated Cash" shall mean, as of any time of determination thereof, the aggregate amount of cash and marketable securities classified as current assets in accordance with generally accepted accounting principles of the Company and Subsidiaries on a consolidated basis, exclusive of any cash and marketable securities located outside of the United States which could not be repatriated (or, in the case of marketable securities, the proceeds of which could not be repatriated) for any legal or other reason within thirty days from the date of such determination.

        "Consolidated Funded Debt" shall mean, as of any time of determination thereof, the total amount of Funded Debt of the Company and Subsidiaries as determined on a consolidated basis.

        "Consolidated Net Income" shall mean, as to any period, the net income of the Company and Subsidiaries determined on a consolidated basis, exclusive of extraordinary gains and losses.

        "Consolidated Net Worth" shall mean, as of any time of determination thereof, the net worth of the Company and Subsidiaries determined on a consolidated basis.

        "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one yea r from the date of the creation thereof.

        "Debt" shall mean Current Debt and Funded Debt.

        "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(iii).


        "Designated Investments" shall mean all investments in (i) capital stock (other than capital stock of Hach Company described in clause (iii) of paragraph 6B(5)) and rights to acquire the same and (ii) debt which does not have an investment grade rating from either Moody's Investors Service, Inc. or Standard and Poor's Corporation (or, if neither such rating agency is then in the business of rating debt, by another nationally recognized rating agency), excluding in each case capital stock and investments in Subsidiaries.

        "Designated Termination" shall mean a termination of the Issuance Period resulting from the Company's provision of a notice of termination as contemplated by clause (ii) of paragraph 2B(2). Notwithstanding the foregoing, such a termination s hall not constitute a "Designated Termination" if the applicable notice is provided by the Company within five Business Days following Prudential's failure to provide an interest rate quote (as contemplated by paragraph 2B(4)), unless (i) the applicable Request for Purchase failed to conform in all material respects with the requirements of paragraph 2B(3), (ii) a Default or Event of Default existed at the time the applicable Request for Purchase was received, (iii) a Default or Event of Default would have existed upon the issuance of the Notes described in the applicable Request for Purchase, or (iv) a market disrupting event described in paragraph 2B(6) existed at any time during the five Business Day period following receipt of the applicable Request for Purchase.

        "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letter s issued, entered, promulgated or approved thereunder.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

        "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement(s) in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement(s) have been satisfied.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Facility" shall have the meaning specified in paragraph 2B(1).

        "Facility Fee" shall have the meaning specified in paragraph 2B(8)(i).

        "Fixed Charges" shall mean, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (i) operating lease rental expense and (ii) interest expense.

        "Funded Debt" shall mean with respect to any Person without duplication,

                (i) any obligation payable more than one year from the date of creation thereof which under generally accepted accounting principle should be shown on the balance sheet as a liability (including Capitalized Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent not constituting an obligation),

                (ii) any obligation payable more than one year from the date of creation thereof which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed by such Person,

                (iii)   all Swaps of such Person,

                (iv) all obligations of the type described in the foregoing clauses (i), (ii) and (iii) with respect to which such Person has become liable by way of a Guarantee,

                (v) to the extent Current Debt of such Person and each of its Subsidiaries was not concurrently reduced to zero for a period of sixty consecutive days during the most recently completed fiscal year of such Person, an amount equal to the maximum amount of such Current Debt outstanding during a sixty consecutive day period occurring in such most recently completed fiscal year as selected by such Person.

        "Funded Debt Ratio" shall mean, as of any time of determination thereof, the ratio of (i) Consolidated Funded Debt less Consolidated Cash to (ii) Consolidated Capitalization less Consolidated Cash.

        "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

        "Hedge Treasury Note" shall mean, with respect to any Accepted Note, the actively traded United States Treasury Note whose duration (as reasonably determined by Prudential) most closely matches the duration of such Accepted Note.

        "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

        "including" shall mean, unless the context clearly requires otherwise, "including, without limitation".

        "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and
(iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

        "Initial Closing Day" shall mean the first Closing Day to occur under and pursuant to this Agreement.

        "Issuance Period" shall have the meaning specified in paragraph 2B(2).

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of securing the payment or performance of an obligation.

        "Material Subsidiary" shall mean, at any date as of which its status as such shall be determined, any Subsidiary which meets one or both of the following descriptions:

        (i) the investments of the Company and Subsidiaries in such Subsidiary exceed in the aggregate 10% of the consolidated net asset value of the Company and Subsidiaries as of such date; or

        (ii) the equity of the Company and its Subsidiaries in the income before income taxes and extraordinary items of such Subsidiary exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the Company's then most recently ended fiscal quarter.

        "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

        "Non-Dilutive Subsidiary" shall mean a Subsidiary in which, as compared to the other Subsidiary in question, the Company directly or indirectly through Non-Dilutive Subsidiaries owns an equal or greater percentage of both (i) Voting Stock an d (ii) economic interest.

        "Notes" shall have the meaning specified in paragraph 1.

        "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

        "Operating Cash Flow" shall mean, for any period, Consolidated Net Income plus, to the extent deducted in determining same, tax expense, operating lease rental expense and interest expense.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

        "Percentage of Assets Transferred" shall mean, with respect to each asset Transferred pursuant to clause (v) of paragraph 6B(5), the percentage of the total assets of the Company and Subsidiaries determined on a consolidated basis which is represented by the book value of such asset, in each case as of the last day of the fiscal quarter most recently ended prior to the effective date of such Transfer.

        "Percentage of Earnings Capacity Transferred" shall mean, with respect to each asset Transferred pursuant to clause (v) of paragraph 6B(5), the percentage of Three Year Average Consolidated Net Income produced by, or attributable to, such asset during the fiscal year most recently ended prior to the effective date of such Transfer.

        "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

        "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

        "Preferred Stock" shall mean, with respect to any corporation or limited liability company, any capital stock or equity interest that is preferred in right of payment of dividends, earnings, or liquidation proceeds over any other class of capital stock or equity interest.

        "Priority Debt" shall mean (i) Debt of the Company secured by a Lien, excluding Debt secured by Liens described on Schedule 6B(1) and (ii) Debt and Preferred Stock of Subsidiaries, excluding that which is held by the Company or a Non-Dilutive Subsidiary.

        "Prudential" shall mean The Prudential Insurance Company of America.

        "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

        "Purchasers" shall mean with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

        "Reduced Facility Fee Installment" shall mean that portion of the applicable Facility Fee Installment due pursuant to paragraph 2B(8)(i) determined by multiplying the amount thereof by a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days elapsed between the date of the Agreement or the first anniversary of the date of the Agreement (as the case may be) and the date of the Designated Termination.

        "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

        "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

        "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

        "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series" shall have the meaning specified in paragraph 1.

        "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold any Note or the Issuance Period shall not have terminated, or (ii) any other holder of Notes from time to time outstanding, if the Note or Notes held by such holder, at the time of its acquisition by such holder, equalled or exceeded $5,000,000 in aggregate principal amount.

        "Subsidiary" shall mean any corporation more than 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

        "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest swaps or hedges, currency swaps or hedges and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

        "Three Year Average Consolidated Net Income" shall mean, as of any time of determination thereof, the average of annual Consolidated Net Income for the three fiscal years of the Company most recently completed as of such time of determination .

        "Transfer" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

        "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

        "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        10C.    Accounting Principles, Terms and Determinations.  All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles (subject, in the case of unaudited statements, to year end adjustments) applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

        11.     MISCELLANEOUS.

        11A.    Note Payments.  The Company agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the term s of this Agreement, by wire transfer of immediately available funds for credit on the date due (which wire transfer shall be initiated by the Company not later than 12:00 noon, New York City local time, on the date due) to (i) the account or account s in the United States of such Purchaser specified in the Confirmation of Acceptance with respect to such Note or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

        11B.    Expenses.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with any subsequent propose d modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation, costs and expenses incurred in any bankruptcy case. Notwithstanding the foregoing, the Company shall not be obligated to reimburse Prudential or any other Purchaser for costs and expenses (including, without limitation, any fees and expenses of any counsel) incurred in connection with the purchase of any Notes, to the extent incurred on or before the C losing Day for such Notes. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

        11C.    Consent to Amendments.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation refer ring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        11D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes.
 The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer or exchange of Notes. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument o f transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement in such form as shall be reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

        11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

        11F.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of an y Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

        11G.    Successors and Assigns.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

        11H.    Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

        11I.    Notices.  All communications provided for hereunder (other than communications provided for under paragraph 2) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if t o any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Lawter International, Inc., 990 Skokie Boulevard, Northbrook, IL 60062, Attention: Chief Financial Officer. Notices given as provided above shall be deemed effective upon receipt thereof. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only i f, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication i s signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

        11J.    Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or any Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

        11K.    Severability.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11L.    Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        11M.    Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required H older(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith and reasonably) of the Person or Persons making such determination.

        11N.    Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

        11O.    Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by , any other such Person hereunder.

        11P.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.




        [Balance of page left blank intentionally.]

        11Q.    Binding Agreement.  When this Agreement is executed and
 delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement.



                                                      Very truly yours,

                                                      LAWTER INTERNATIONAL, INC.



                                                      By: /s/ William S. Russell
                                                      Title: Vice President-
                                                              Finance, Secretary
                                                              and Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA



By: /s/ P. Scott Von Fischer
Title: Senior Vice President












c:\wpwin\lawter\npa4-sr.new